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MERU NETWORKS

Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time

Welcome to your Stock Option Exchange Program website!

Please enter your company email address and the initial password that was provided to you in the Stock Option Exchange Program announcement email. You will be required to reset your password during your initial login.

If you have misplaced or did not receive your password, please send an email to optionexchange@merunetworks.com.

Email Address: (Not Case Sensitive)

Password: (Case Sensitive)

ENTER

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Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time
To change your password, fill in the fields below and then click "Update". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character.
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MERU NETWORKS

Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time

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Learn

We are conducting a voluntary Stock Option Exchange Program for all eligible employees who have stock options with an exercise price greater than $2.00 per share that were granted under our stock incentive plans before the commencement of this program and which do not vest upon the achievement of certain performance criteria. Through this program, you may elect to exchange eligible options for new options on the terms and subject to the conditions described in the offering materials linked to below. These materials also have been filed with the United States Securities and Exchange Commission on Schedule TO. Please take the time to educate yourself about the Stock Option Exchange Program before deciding to participate. Click on the links below for detailed information about the program.

- Offering Memorandum
- FAQs
- Employee Presentation Materials
- Schedule TO – Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

The documents above will also be available for download free of charge on the investor relations section of our website located at http://investors.merunetworks.com/sec.cfm.

Make My Election

You have 28 days left to elect to participate in the Stock Option Exchange Program or to withdraw any elections you previously submitted. We will not accept any elections or withdrawals after 9:00 p.m., Pacific Time, on August 22, 2012. If you elect not to participate, you do not need to act; and your options will remain subject to their existing terms and conditions.

Make/Change My Election

Need Help?

Please contact optionexchange@merunetworks.com with any questions or requests for assistance with the Stock Option Exchange Program.

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MERU NETWORKS®
Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time
Welcome:
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Make My Election (Step 1 of 4)
Please indicate below whether or not you elect to exchange your Eligible Options for New Options in accordance with the terms and conditions of this offer. You may elect to exchange all, some or none of your Eligible Options. Please note that if you elect to exchange an Eligible Option, you must exchange the entire option; you may not exchange only part of an Eligible Option.
If you want to exchange an Eligible Option, check the "Yes" button under the "Exchange Election" column for the particular Eligible Option. If you do not want to exchange an Eligible Option, check the "No" button under the "Exchange Election" column for the particular Eligible Option. If you do not make an election with respect to an Eligible Option, that particular Eligible Option will be not exchanged. Eligible Options that are not exchanged will remain outstanding under their existing terms and conditions.
Reminder
Please take the time to educate yourself about the Stock Option Exchange Program before deciding to participate. Click on the links below for detailed information about the program. These materials will help you to understand the terms and conditions of our offer and the risks and benefits of participating in the Stock Option Exchange Program.
Offering Memorandum
FAQs
Employee Presentation Materials
Schedule TO – Tender Offer Statement

Eligible Options | New Options

Grant No.	Type	Grant Date	Exercise Price Per Share	Eligible Options Outstanding	Eligible Options Vested (1)	Option Type	Exchange Ratio	New Options	New Options Vested (2)	Exchange Election (Mark one)
										○ Yes ⦿ No

(1) Reflects amounts vested through August 22, 2012 (the expiration date of the offer).

(2) Reflects amounts vested on the Replacement Grant Date of the New Options. The New Options will be subject to a four-year vesting schedule with 25% vesting on the one-year anniversary of the Replacement Grant Date and the remainder vesting in 36 equal monthly installments thereafter.

Before you click CONTINUE, you should carefully consider the relative benefit to you of the vesting your Eligible Options have already accrued, compared to the benefit of a lower-priced New Option with a longer vesting period.

Cancel | Continue

Need Help?

Please contact optionexchange@merunetworks.com with any questions or requests for assistance with the Stock Option Exchange Program.

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MERU NETWORKS®

Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time

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Review My Election (Step 2 of 4)

You have made the following elections with respect to your Eligible Option grants:

Eligible Options						New Options				
Grant No.	Type	Grant Date	Exercise Price Per Share	Eligible Options Outstanding	Eligible Options Vested	Option Type	Exchange Ratio	New Options	New Options Vested	Exchange Election
									-	○ Yes ◉ No

Is this information correct? If yes, click CONTINUE to proceed to the next screen. If no, click CANCEL to return to the previous screen to re-enter your election information.

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Need Help?

Please contact optionexchange@merunetworks.com with any questions or requests for assistance with the Stock Option Exchange Program.

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MERU NETWORKS®

Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time

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Submit My Elections (Step 3 of 4)

Email Address:
Employee ID:

To complete your election, please read the terms below, and acknowledge your participation in the Option Exchange Program in accordance with the instructions provided.

I acknowledge that my election to participate is subject to the terms and conditions contained in the Offering Memorandum and related materials filed with the U.S. Securities and Exchange Commission on July 26, 2012 (the "***Offering Materials***"). Terms used below but not defined have the meaning ascribed to such terms in the Offering Memorandum.

By clicking I AGREE below, I understand and agree that:

a. I am an employee of Meru Networks, Inc. or its one of its subsidiaries and I reside in the U.S., the U.K., Canada or India.

b. I have received and read the Offering Materials.

c. Upon acceptance by Meru, my election to participate will constitute a binding agreement between Meru and me with respect to all of my Eligible Options that are accepted for cancellation and exchange, unless I properly complete and submit a later-dated withdrawal of those Eligible Options through the Offer Website, or if the Offer Website is unavailable, through a paper election form received by Meru prior to the Expiration Date.

h. Under certain circumstances stated in the Offering Materials, Meru may extend, amend, withdraw or terminate the Option Exchange Program and postpone its acceptance and cancellation of any Eligible Options that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered by me for exchange but not accepted will remain in effect with their current terms and conditions.

i. My elections pursuant to this Election Form will survive my death or incapacity and will be binding on my heirs, personal representatives, successors and assigns.

j. Meru is not providing any tax, legal or financial advice, nor is Meru making any recommendations regarding my participation in the Option Exchange Program. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Option Exchange Program before taking any action related to the Option Exchange Program.

k. The Option Exchange Program and the grant of the New Options will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice of law provisions).

l. To administer the Option Exchange Program, Meru must collect, use and transfer certain information regarding me and my Eligible Options, including, but not limited to, my name, home address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Meru or its subsidiaries, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor. Further, Meru may have to pass that information onto third parties who are assisting with the Option Exchange Program. By submitting this Election Form, I explicitly and unambiguously agree to such collection, use and transfer, in electronic or other form, of my personal data by me and the third parties assisting Meru with the Option Exchange Program, for the exclusive purpose of implementing, administering and managing my participation in the Option Exchange Program. By submitting this Election Form, I also acknowledge and agree that:

   - The parties receiving this data may be located outside of my country of residence, and the recipient's country may have different data privacy laws and protections than my country of residence;

   - The data will be held only as long as necessary to implement, administer and manage the Option Exchange Program;

   - I can request from Meru a list of the names and addresses of any potential recipients;

   - I can request additional information about how the data is stored and processed; and

- I can request that the data be amended if it is in correct.
- **If you are a holder of an Eligible Option and reside in the U.K. or Canada, you can withdraw your consent to the collection, use and transfer of your data by contacting Option Exchange Administration at optionexchange@merunetworks.com. However, if you withdraw your consent, it may affect your ability to participate in the Option Exchange Program. Please contact us if you have any questions.**

If you do not agree to these terms, click CANCEL to return to the previous screen. If you agree to these terms, click I AGREE to complete your election and print a confirmation page. An email will be sent to the email address at the top of this page confirming your election once you click I AGREE below.

Cancel **I Agree**

Need Help?

Please contact optionexchange@merunetworks.com with any questions or requests for assistance with the Stock Option Exchange Program.

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MERU NETWORKS

Stock Option Exchange Program
Opens July 26, 2012
Closes August 22, 2012 at 9:00 pm Pacific Time

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Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

If you wish to make a change to your election, click "Return to Welcome Page" below, and then click "Make/Change My Election".

Eligible Options						New Options				
Grant No.	Type	Grant Date	Exercise Price Per Share	Eligible Options Outstanding	Eligible Options Vested	Option Type	Exchange Ratio	New Options	New Options Vested	Exchange Election

PRINT THIS PAGE FOR YOUR RECORDS by clicking the PRINT A CONFIRMATION button below. This will serve as your Election Confirmation Statement in the event this website does not register your election or email you an "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission please forward a copy of your printed Election Confirmation Statement via email to optionexchange@merunetworks.com.

IMPORTANT NOTE: WITHDRAWING YOUR ELECTION. You may withdraw any of your elections to exchange Eligible Options at any time prior to the close of the Offer. To validly withdraw an election to exchange Eligible Options, you must log back on to this Offer Website and properly complete and submit a new election in which you do not elect to exchange the Eligible Options that you wish to withdraw by 9:00 p.m., Pacific Time, on August 22, 2012. You may not rescind any withdrawal, and any Eligible Options that you withdraw will thereafter be deemed not properly tendered for exchange, unless you properly re-tender those Eligible Options before the close of the Offer.

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Stock Option Exchange Program – Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID # :

Date:

Eligible Options						New Options				
Grant No.	Type	Grant Date	Exercise Price Per Share	Eligible Options Outstanding	Eligible Options Vested	Option Type	Exchange Ratio	New Options	New Options Vested	Exchange Election

Please print and keep a copy of this Election Confirmation page for your records. The printed copy of this Election Confirmation will provide evidence that you submitted your election.

This will serve as your Election Confirmation Statement in the event this website does not register your election or email you an "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission please forward a copy of your printed Election Confirmation Statement via email to optionexchange@merunetworks.com.

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